EXHIBIT 99.1

IN THE CIRCUIT COURT OF THE 17TH JUDICIAL CIRCUIT
IN AND FOR BROWARD COUNTY, FLORIDA

CIVIL TRIAL DIVISION

HANUL KIM, SAUL JAKUBOWITZ, YAFFA

FITTERMAN, JAN SISSENER and ANNE-LOUISE

SISSENER, Derivatively On Behalf of

DS HEALTHCARE GROUP, INC.,

Plaintiffs,

CASE NO. CACE-17-009773

v.

DANIEL KHESIN, RENEE BARCH-NILES,

MARK BROCKELMAN, DIANNE ROSENFELD,

KARL SWEIS, and MICHAEL POPE,

Defendants,

-and-

DS HEALTHCARE GROUP, INC., a Florida

corporation,

Nominal Defendant.

_____________________________________________

NOTICE OF PROPOSED SETTLEMENT OF

SHAREHOLDER DERIVATIVE ACTION

TO:

ALL PERSONS WHO OWNED DS HEALTHCARE GROUP, INC. COMMON STOCK AS OF May 23, 2017 (“DS HEALTHCARE SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY.

THIS IS NOT A SOLICITATION.

This notice (the “Notice”) advises you of the proposed settlement (the “Settlement”) of derivative claims brought on behalf of DS Healthcare Group, Inc. (“DS Healthcare” or the “Company”) against certain of the Company’s current and former directors and officers in the above-captioned action (the “Action”).  The parties to the Action have entered into a Stipulation of Settlement (the “Stipulation”), which is subject to Court approval.  As detailed below, the parties believe that the proposed Settlement provides substantial benefits to the Company, and is in the best interests of the Company and its shareholders.  If the Settlement is approved by the

Court, all Released Claims against all of the Released Persons (as those terms are defined in the Stipulation and described in this Notice) will be fully, finally, and forever released, and will be dismissed with prejudice.  Unless otherwise defined herein, all capitalized terms are as defined in the Stipulation.

A hearing (the “Settlement Hearing”) is scheduled to be held on December 1, 2017, at 2:30 p.m. before the Honorable Martin J. Bidwell in Room 16160 of the Broward County Circuit Court, 201 Southeast 6th St., Fort Lauderdale, Florida 33301, for the purposes of determining, among other issues, whether to: (i) approve the Settlement as fair, reasonable, adequate, and in the best interests of DS Healthcare and DS Healthcare Shareholders; (ii) dismiss the Derivative Action (as defined below) with prejudice and extinguish and release any and all Released Claims as against the Released Persons; (iii) approve the Fee and Expense Amount to Derivative Counsel; (iv) approve the Service Awards to Derivative Plaintiffs; and (v) consider such other matters as may properly come before the Court.  This Notice summarizes the nature of the Derivative Action, the terms of the proposed Settlement, and your rights in connection with the Settlement and the Settlement Hearing.  Nothing in this Notice constitutes a finding or view of the Court regarding the merits of the claims or defenses asserted by any party, the merits of the Settlement, or any other matter.

YOU SHOULD READ THE NOTICE CAREFULLY BECAUSE YOUR LEGAL RIGHTS MAY BE AFFECTED.

What is the Action About?

The Derivative Action1 includes shareholder derivative claims asserted in Hanul Kim, et. al. v. Daniel Khesin, et. al., Case No. CACE-17-009773 (the “Derivative Action”) by Hanul Kim, Saul Jakubowitz, Yaffa Fitterman, Jan Sissener and Anne-Louise Sissener (the “Derivative Plaintiffs”), on behalf of themselves and derivatively on behalf of nominal defendant DS Healthcare.  The Action seeks recovery on behalf of DS Healthcare based on claims that the Individual Defendants allegedly breached their fiduciary duties by (i) failing to prevent and timely investigate related party transactions involving Daniel Khesin and other “suspicious” business practices at the Company, including channel stuffing and fraudulent sales, that were disclosed in an August 17, 2015 article by Bleecker Street Research; (ii) failing to properly oversee activities at the Company and to prevent misconduct therein; and (iii) causing or allowing the Company to release statements about its business, operations, and prospects that were materially false and misleading.

The Individual Defendants have denied and continue to deny each and every one of the claims and contentions alleged in the Action and contend that the claims asserted against them in the Derivative Action are without merit.  The Company has also denied and continues to deny each and all of the claims in the Derivative Action.  The Company believes that the Individual Defendants at all relevant times acted in good faith, with due care, and in the best interests of the Company and the Company’s shareholders.

———————

1 A derivative claim is a claim brought by a shareholder on behalf of a company, rather than on behalf of himself or herself or the other shareholders of the company.  The recovery sought in a derivative action is for the benefit of the company rather than directly for individual shareholders.

What are the Terms of the Proposed Settlement?

The Company has agreed to implement certain corporate governance reforms intended to strengthen and improve the Company’s internal controls and compliance functions.  As set forth in more detail in the Stipulation, the Parties acknowledge and agree that the Derivative Plaintiffs’ claims made in their Shareholder Demands and their negotiations leading to this Settlement comprised a substantial factor in the decisions by the Company to adopt and implement these corporate governance reforms, and that these corporate governance reforms provide a substantial benefit to the Company, including through enhancing the potential prevention and detection by DS Healthcare of potential violations of the law and Company policy.  These corporate governance reforms are as follows:

(a)

A majority of the Company’s independent directors must examine and provide written approval of all distribution agreements.

(b)

All contracts, other than distribution agreements, including but not limited to employment, procurement, or sales agreements exceeding $100,000 must be approved in writing by a majority of independent directors.  However, any contract, other than a distribution agreement or a contract for a related party transaction, that exceeds $100,000 and is a renewal of a former contract that is not significantly greater than the previous contract for the same subject and entity, is exempted from the above provision requiring written approval by a majority of independent directors and instead may be approved in writing by the Chief Financial Officer.  Any uncertainty regarding whether a proposed contract is new or a renewal shall be resolved by a majority of independent directors.

(c)

Original or renewal contracts under $100,000 may be approved in writing by the executive officer who is the head of the department pertinent to the subject contract.

(d)

Any employment contract for an executive management position at the level of vice-president or higher must be approved in writing by a majority of independent directors and may, thereafter, be executed by any director of the Company.

(e)

All employee bonuses must be performance based.  Performance goals shall be set by agreement between the employee and his or her supervisor and must be approved in writing by a majority of independent directors.

(f)

No cash bonus may be awarded to any employee relating to the execution of any contract or contract renewal without the prior written approval of a majority of independent directors; however, salary increases based on employee performance are allowable in the discretion of management.

(g)

Performance-based bonuses to employees in the form of Company securities may be awarded if prior written approval is obtained from a majority of independent directors.

(h)

Unless advance written approval is obtained from a majority of independent directors, the Company may not enter into a material transaction with any business or company that, to the Company’s knowledge, is more than 50% owned by an officer or director of the Company or an immediate family member of a Company officer or director. For the purpose of this subsection (h),
“material transaction” means any contract having a value of $100,000 of more.

(i)

The Company shall adopt a policy consistent with applicable law that prohibits any officer, director or employee from communicating with, or divulging Company information to, any party who is involved in pending or threatened litigation with the Company.

(j)

Employees and officers shall be required to execute non-disclosure agreements that are consistent with applicable law.

(k)

All SEC filings and Company press releases must be consistent with applicable law, true, verified, and approved in advance by a majority of directors.

(l)

The Company’s board of directors must consist of at least five directors, the majority of whom are independent.

(m)

The Company shall adopt and publish on its website, a written Corporate Compliance Policy that has been approved by a majority of its independent directors.

(n)

The Company shall hire a qualified Chief Financial Officer.

(o)

Myron Lewis has been elected as Chairman of the Company’s board of directors.

(p)

The position of Chairman shall be held by an independent director for a minimum of five (5) years, but it is not required to be the same person during the duration of the minimum five (5) year period.

(q)

The Company has established and filled the position of Chief Compliance Officer, who is specifically charged with monitoring processes and procedures at the Company.

(r)

The Company shall change its operational procedures to ensure that its bank accounts are no longer controlled by a single individual and that its executive management shall have dotted line reporting responsibility to the Company’s board of directors.

(s)

The Company shall adopt additional improvements in process and controls as reflected in its Corporate Compliance Policy.

(t)

Board charters for committees, including but not limited to each of the audit, compensation, and nominating committees, shall be drafted, approved by a majority of independent directors, and then published on the Company’s website.

Information about the Settlement:

A.

What are the Reasons for the Settlement?

Derivative Plaintiffs believe that the Settlement, as set forth in the Stipulation, confers substantial benefits upon DS Healthcare and its shareholders.  Derivative Plaintiffs believe that the relief achieved under the Settlement will strengthen and improve DS Healthcare’s existing internal controls and compliance functions, assisting the Company in the potential prevention and detection of potential violations of the law and Company policy.

In recommending settlement at this time under the terms and conditions set forth in the Stipulation, Derivative Counsel have weighed the risks of further litigation against the substantial benefits that counsel were able to obtain for DS Healthcare pursuant to the Settlement.

B.

What Attorneys’ Fees and Expenses and Incentive Amounts Will Be Paid?

An additional term of the Settlement is the parties’ agreement that the Defendants’ insurer will pay Derivative Counsel an award of attorneys’ fees not to exceed $400,000 (the “Fee and Expense Amount”), which shall include all attorneys’ fees and costs that may be due any counsel (or anyone else) who has asserted, or participated in the assertion of, derivative claims on behalf of DS Healthcare in any court.  Derivative Counsel have been retained by their clients on a contingent fee basis and, thus, to date Derivative Counsel have not been paid for their legal services or reimbursed for the expenses they have incurred in connection with the litigation of the Action.

The Fee and Expense Amount, which is subject to Court approval, was the subject of arm’s-length negotiations among the Settling Parties, and these negotiations were conducted only after the principal terms of the proposed Settlement were agreed upon.  Following extensive discussions overseen by Hunter R. Hughes, Esq., a nationally renowned mediator, the Settling Parties ultimately accepted his “Mediator’s Proposal” with respect to the attorneys’ fees and reimbursement of expenses The Company and its counsel had a detailed understanding of the litigation and the intensive negotiation process, the nature and extent of Derivative Counsel’s work throughout the litigation, and were able to call upon this knowledge in arriving at an agreed upon amount which all of the parties could support as fully reflective of the services of Derivative Counsel rendered to DS Healthcare.  The Company has agreed to the Fee and Expense Amount of Derivative Counsel described above.

Further, Derivative Plaintiffs will seek Court approval of $1,000 Service Awards to each of them for their participation and efforts in the Derivative Action.  The Service Awards shall be paid from the attorneys’ fees and expenses awarded by the Court.

C.

What Will Happen at the Settlement Hearing?

The Court has scheduled a Settlement Hearing shall be held before this Court on December 1, 2017 at 2:30 p.m. at the Broward County Circuit Court, 201 Southeast 6th St., Fort Lauderdale,

Florida 33301.  At or following the hearing, the Court will determine whether the Settlement is fair, reasonable, and adequate, and determine whether to enter a final order approving the Settlement.  The Court will also consider the matter of attorneys’ fees and reimbursement of expenses to Derivative Counsel and any Service Awards to Derivative Plaintiffs.  The Court will also hear any objection any DS Healthcare shareholder may raise to any aspect of the Settlement at the hearing.  Pending final determination of whether the Settlement should be approved, the Parties and all DS Healthcare Shareholders as of May __, 2017, are each barred and enjoined from instituting or prosecuting any action that asserts any of the Released Claims against any Released Persons.

YOU ARE NOT REQUIRED TO PARTICIPATE IN OR ATTEND THE SETTLEMENT HEARING, BUT MAY DO SO IF YOU WISH.  If you are a current DS Healthcare Shareholder and you wish to express an objection to any portion of the Settlement, you must send a signed letter or other signed written submission with proof of your current ownership of DS Healthcare common stock, stating that you object to the Settlement of the Action in Hanul Kim, et. al. v. Daniel Khesin, et. al., Case No. CACE-17-009773.  The Written objection must include: (a) your name, legal address, and telephone number, along with a representation as to whether you intend to appear to be heard at the Settlement Hearing; (b) proof of your ownership of DS Healthcare common stock as of May 23, 2017, as well as through the date of the Settlement Hearing, including the number of shares of DS Healthcare common stock you owned and the date of your purchase(s); (c) whether you intend to appear and request to be heard at the Settlement Hearing; and (d) the identities of any cases, by name, court, and docket number, in which you or your attorney has objected to a settlement in the last three years.  Mail the objection and any supporting papers to the Court and each of the attorneys listed at the addresses provided below postmarked no later than fourteen (14) calendar days before the Settlement Hearing.  YOUR OBJECTION MUST BE IN WRITING AND POSTMARKED BY THIS DATE TO BE CONSIDERED.  If your objection is not sent in a timely manner, the Court may deem it waived and may not consider it.

The Court Clerk’s address is:

Clerk of the Court

Broward County Circuit Court

201 Southeast 6 St.

Fort Lauderdale, Florida 33301

Counsel’s addresses are:

Derivative Counsel:

Stuart J. Guber, Esq.

Faruqi & Faruqi, LLP

101 Greenwood Avenue, Suite 600

Jenkintown, PA 19046

Timothy W. Brown, Esq.

The Brown Law Firm, P.C.

240 Townsend Square

Oyster Bay, NY 11771

Melissa A. Fortunato, Esq.

Bragar Eagel & Squire, P.C.

885 Third Avenue, Suite 3040

New York, NY 10022

Counsel for Defendants

Tracy Nichols, Esq.

Louise McAlpin, Esq.

Holland & Knight LLP

701 Brickell Avenue, Suite 3300

Miami, FL 33131

Alvin B. Davis, Esq.

Andrew Kruppa, Esq.

Squire Patton Boggs (US) LLP

200 South Biscayne Boulevard, Suite 4700

Miami, FL 33131

The Court will consider your written objection whether or not you choose to attend the Settlement Hearing.  You may also choose to retain your own lawyer at your own expense to represent you with respect to any objections you may have.  The date of the Settlement Hearing is subject to change without further published notice to DS Healthcare shareholders.  If you or your lawyer intend to attend the Settlement Hearing, you should confirm the date and time with Derivative Counsel.

D.

What is the Effect of the Court’s Approval of the Settlement?

The full terms of the dismissal of Released Claims are set forth in the Stipulation.  The following is only a summary.  Upon the Effective Date, the releasing parties (including Derivative Plaintiffs, individually and derivatively on behalf of DS Healthcare, DS Healthcare and the DS Healthcare shareholders), will fully, finally, and forever release all Released Claims against the Released Persons (including the Company, the Individual Defendants, their family members, and others acting on their behalf, but not Fox Rothschild, CKR Law, Szaferman Law, Stephen A. Weiss, Ernest Badway, Steven Lipstein, and their partners and employees), and the Released Persons (including the Individual Defendants and the Company) will fully, finally, and forever release Derivative Plaintiffs and Derivative Counsel from all claims or demands relating to or arising out of, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Action and/or the Released Claims.

“Released Claims” means any and all claims (including "Unknown Claims" as defined in Section 1.19 of the Stipulation), demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, whether based in law or equity, on federal, state, local, statutory or common law, or any other law, rule or regulation, asserted or that might have been asserted derivatively by any derivative plaintiff, on behalf of DS Healthcare, or by DS Healthcare: against the Defendants or any Released Person, arising out of, based upon or related to the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act which were or could have been alleged in the Litigation; or against the Released Persons arising out of, based upon, or related to their service as an officer or director of the Company.  It is the intent of the Parties that no action may hereafter be brought by the Company or prosecuted derivatively on behalf of the Company which arises from or relates to the subject matter of the Derivative Action, and the Judgment entered in the Derivative Action will accordingly bar all Released Claims from being asserted against the Released Persons by the Company or derivatively by any DS Healthcare shareholder or any other person on the Company’s behalf.

E.

How Do You Get More Information about the Action and the Settlement?

This Notice summarizes the Settlement.  The Stipulation sets forth the complete terms of the Settlement.  You can view the Stipulation, as well as other relevant documents, filed in connection with the Settlement of the Derivative Action, by inspecting the papers filed in the Derivative Action at the Office of the Clerk of Court, Broward County Circuit Court, 201 Southeast 6 St., Fort Lauderdale, Florida 33301, during normal business hours, or by requesting a copy of the relevant documents from Derivative Counsel (at the addresses provided above).  If you have any questions about the Settlement, you may also call or write to The Brown Law Firm, P.C., c/o Timothy W. Brown, 240 Townsend Square, Oyster Bay, NY 11771, Telephone: (516) 922-5427 or Faruqi & Faruqi LLP, c/o Stuart J. Guber, 101 Greenwood Avenue, Suite 600, Jenkintown, PA 19046, Telephone: (215) 277-5770, Ext. 413, or Melissa A. Fortunato, Bragar Eagel & Squire, P.C.885 Third Avenue, Suite 3040, New York, NY 10022, Telephone: (212) 308-5858.

PLEASE DO NOT CALL THE COURT OR DS HEALTHCARE REGARDING THIS NOTICE.

Date: October 13, 2017